SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _____)
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vFinance, Inc.
(Name of Registrant as Specified in Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS November 28, 2006
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
VOTING SECURITIES; PROXIES; REQUIRED VOTE
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
PROPOSAL 3 RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS

VFINANCE, INC.
3010 North Military Trail, Suite 300
Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 28, 2006
To the Stockholders:
The Annual Meeting of Stockholders of vFinance, Inc. will be held at the Community Room, Lobby, 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, on November 28, 2006, at 11:00 a.m., Eastern Standard Time, for the following purposes, each as more fully described herein:
     1. to elect two directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
     2. to consider and approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000;
     3. to ratify the appointment of Sherb & Co., LLP as our independent auditors for the year ending December 31, 2006; and
     4. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on October 20, 2006 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.
Information concerning the matters to be acted upon at the Annual Meeting is included in the accompanying proxy statement. Whether or not you expect to attend the Annual Meeting, your vote is important. Please vote as soon as possible via the Internet, telephone or mail.
By Order of the Board of Directors

Timothy E. Mahoney
Chairman of the Board
Boca Raton, Florida
November ___, 2006

vFinance, Inc.
3010 North Military Trail, Suite 300
Boca Raton, Florida 33431
Phone: (561) 981-1000
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement to stockholders of record as of the close of business on October 20, 2006 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on November 28, 2006. This proxy statement and the accompanying form of proxy are being mailed to the stockholders on or about November ___, 2006. Our Annual Report on Form 10-KSB for the year ended December 31, 2005 (which does not form a part of the proxy solicitation materials) is being distributed concurrently herewith to stockholders. References in this proxy statement to “the Company,” “we,” “our,” and “us” refer to vFinance, Inc.
VOTING SECURITIES; PROXIES; REQUIRED VOTE
Voting Securities
At the Annual Meeting, each holder of record of common stock, par value $.01 per share (“Common Stock”), of the Company at the close of business on October 20, 2006 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 20, 2006, 55,328,060 shares of Common Stock were outstanding.
Proxies
You cannot vote your shares at the Annual Meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or, if no instructions are given, will be voted “FOR” the election of all of the named nominees as directors, “FOR” the amendment to the Certificate of Incorporation, “FOR” the ratification of Sherb & Co., LLP as our independent auditors, and in accordance with the judgment of the persons appointed as proxies with respect to other matters that properly come before the Annual Meeting. You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by voting in person.
Voting Your Proxy
Whether or not you plan to attend the Annual Meeting, you may vote your shares via the Internet, telephone or mail as more fully described below:
•	By Internet: Go to www.continentalstock.com and follow the instructions. Have your proxy card available.

•	By Telephone: Call 1-866-894-0537 and follow the voice prompts. Have your proxy card available when you call.

•	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote
At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors (meaning that the two nominees receiving the highest number of “FOR” votes will be elected; and (2) the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the meeting is required to (a) approve the amendment to the Certificate of Incorporation and (b) ratify the appointment of Sherb & Co., LLP as the independent auditors of our financial statements for the year ending December 31, 2006. Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against the proposals to approve the amendment of the Certificate of Incorporation and ratify the appointment of Sherb & Co., LLP, but broker non-votes will not be counted as votes against such proposals or as shares present or represented and entitled to vote at the meeting.
Quorum
The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Abstentions and broker non-votes will be included in determining the presence of a quorum.

PROPOSAL 1
ELECTION OF DIRECTORS
Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting “FOR” the election of the two nominees named below as directors to serve until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as our Board of Directors recommends or to allow the vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Our Board of Directors does not currently anticipate that either nominee will be unable to be a candidate for election.
Our Board of Directors currently has two members, both of whom are nominees for re-election. Each director will serve until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time.

Name	Age	Position	Director Since
Leonard J. Sokolow	50	Director, Chief Executive Officer and President	1997
Timothy E. Mahoney	50	Chairman of the Board and Chief Operating Officer	1999
Leonard J. Sokolow has been one of our directors since November 8, 1997, our Chief Executive Officer since November 8, 1999, and our President since January 5, 2001. From November 8, 1999 through January 4, 2001, Mr. Sokolow was Vice Chairman of our Board. Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a merchant, banking and strategic consulting firm specializing domestically and internationally in technology industries that is a wholly-owned subsidiary of our Company. Union Atlantic LC has been inactive since September 16, 2005. Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business-consulting firm. Genesis Partners, Inc. has been inactive since December 31, 2002. From August 1994 through December 1998, Mr. Sokolow was the Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a public closed-end management investment company. Mr. Sokolow received his B.A. degree in Economics from the University of Florida in 1977, a J.D. degree from the University of Florida Levin College of Law in 1980 and an LL.M. degree in Taxation from the New York University Graduate School of Law in 1982. Mr. Sokolow is a Certified Public Accountant. He is also a director of Consolidated Water Co. Ltd., a position he has held since May 2006.
Timothy E. Mahoney has been one of our directors, Chairman of the Board and our Chief Operating Officer since November 8, 1999. Since September 1996, Mr. Mahoney has been a partner of Union Atlantic LC. From 1994 through 1995, Mr. Mahoney was President of the Highlands Group Holdings, Inc., a private holding company. Mr. Mahoney was a founder of the consumer products business for SyQuest Technology, Inc. In 1986, Mr. Mahoney founded and was the President of Rodime Systems, a retail-products business of hard drive manufacturer Rodime plc. In addition, Mr. Mahoney was the Vice President of Marketing and Sales for Tecmar Technologies, Inc., the first PC add-in board company and spent eight years in marketing and sales management in the computer timesharing business with Computer Sciences Corporation, Automatic Data Processing, Inc. and General Electric Information Services. Mr. Mahoney received two B.A. degrees with majors in Computer Science and Business from the West Virginia University in 1978. Mr. Mahoney received a Master of Business Administration from George Washington University in 1983.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote “FOR” the election of both of the nominees listed above.

Section 16(a) Beneficial Ownership Reporting Compliance
We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recently completed fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
To our knowledge, based solely on our review of the copies of such reports received by us, and representations from certain reporting persons, we believe that, during the year ended December 31, 2005, our directors, executive officers and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act, except Form 4s for Sheila C. Reinken (two filings), Timothy E. Mahoney (one filing) and Leonard J. Sokolow (one filing).
Corporate Governance
Pursuant to our Certificate of Incorporation, as amended, and By-laws, our business and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors.
Our Board of Directors has determined that none of our directors are “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market. Our Board of Directors based this determination primarily on a review of the responses of our directors to questions regarding their employment, affiliations and family and other relationships.
Our Board of Directors held 11 meetings in 2005, and each director who served as a director during 2005 attended more than 75% of the meetings of our Board of Directors and each of the committees on which he served.
We typically schedule a meeting of our Board of Directors in conjunction with our Annual Meeting and expect that both directors will attend, absent a valid reason, such as a scheduled conflict.
We do not have Audit, Nominating or Compensation Committee because our Board of Directors is made up of two directors. Accordingly, we do not have written charters for such committees.
Our full Board of Directors functions as our audit committee. During the year, our Board of Directors examined its composition in light of the applicable listing standards of the Nasdaq Stock Market and the regulations under the Exchange Act applicable to audit committees. Based upon this examination, our Board of Directors has determined that neither of its members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations promulgated thereunder. Both of our directors have experience with the financial management of a company and are familiar with the reports that are provided by management for the purpose of reporting the financial position of the business. Our Board of Directors has determined that Mr. Sokolow qualifies as an “audit committee financial expert” as that term is defined in the applicable regulations of the Exchange Act and the regulations thereunder.
Our full Board of Directors participates in the consideration of director nominees. Our Board of Directors makes decisions regarding the size and composition of our Board of Directors, establishes procedures for the nomination process, and elects candidates to our Board of Directors and our officers. Neither of the members of our Board of Directors are “independent” directors, as such term is defined by Section 121(A) of the Nasdaq Stock Market listing standards.
In considering candidates for our Board of Directors, our Board of Directors considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, our Board of Directors does believe that all members of our Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director.

Stockholders who wish to suggest qualified candidates should write to: Corporate Secretary, vFinance, Inc., 3010 North Military Trail, Suite 300, Boca Raton, Florida 33431. Such suggestion must specify the name of the candidates and state in detail the qualifications of such persons for consideration by our Board of Directors. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. See “Deadline for Stockholder Proposals” contained herein.
We have adopted a Code of Ethics for our Chief Executive Officer and Chief Financial Officer, which Code of Ethics filed as Exhibit 14 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and is herein incorporated by reference. If we make any substantive amendments to our Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such code to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.
Report of the Board of Directors
Our Board of Directors submits the following report for the year ended December 31, 2005:
The Board of Directors has reviewed and discussed with both management and the outside auditors the audited consolidated financial statements as of and for the year ended December 31, 2005. The Board of Directors’ review included discussion with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors’ independence.
Based on the reviews and discussions referred to above, the Board of Directors decided that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission (“SEC”).
Submitted by the Board of Directors,
Leonard J. Sokolow
Timothy E. Mahoney
Communications with the Board of Directors
Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to vFinance, Inc. Board of Directors, c/o Corporate Secretary, vFinance, Inc, 3010 North Military Trail, Suite 300, Boca Raton, Florida 33431. The Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.
Executive Officers
The following table sets forth the names and ages of our executive officers as of October 20, 2006.

Name	Age	Officer Since
Leonard J. Sokolow	50	November 1999
Timothy E. Mahoney	50	November 1999
Alan B. Levin	43	July 2006
Richard Campanella	55	December 2001

(1)	For biographical information regarding Messrs. Sokolow and Mahoney, see “Election of Directors.”

Alan B. Levin has been our Interim Chief Financial Officer since July 2006. Mr. Levin has been our Controller since June 2005. Prior to joining us, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005. Mr. Levin has over 18 years serving in various industries in accounting management roles. He has spent the last 8 years serving as Financial and Operations Principal within the brokerage industry. He received a B.S. degree in Economics with a concentration in Accounting from Southern Connecticut State University in New Haven, Connecticut in 1986.
Richard Campanella has been our Secretary since December 18, 2001. Mr. Campanella currently serves as the President, Chief Operating Officer and Chief Compliance Officer of vFinance Investments, Inc. He assumed the role of President and Chief Operating Officer of vFinance Investments, Inc. as of January 2006. From February 1994 to April 2001, Mr. Campanella was a partner of Commonwealth Associates, a registered broker dealer, where he served as the director of Compliance. He received a B. A. degree in Business Administration from the College of Staten Island in 1972.
Executive Compensation
The following table contains information concerning the compensation paid during our fiscal years ended December 31, 2003, 2004 and 2005, to our Chief Executive Officer, and each of the four other most highly compensated executive officers during 2005 (collectively, the “Named Executive Officers”).
Summary Compensation Table

		Annual Compensation			Long term
					Compensation
				Other
				Annual	Securities
Name and Principal Position	Year	Salary	Bonus	Compensation	Underlying Options
Leonard J. Sokolow (1)(2)(3)	2005	$270,375	$145,000	$0	1,500,000
CEO and President	2004	$236,265	$180,000	$0	0
	2003	$230,265	$0	$18,900 (2)	734,802

Timothy E. Mahoney (1)(2)(3)	2005	$270,375	$130,000	$0	1,500,000
COO and Chairman	2004	$236,265	$175,000	$0	0
	2003	$230,265	$0	$18,900 (2)	734,802

Sheila C. Reinken (4)	2005	$175,000	$38,000	$0	1,250,000
Chief Financial Officer

Richard Campanella	2005	$130,000	$0	$0	600,000
President and Chief Operating Officer of vFinance Investments, Inc.	2004	$125,000	$10,000	$0	0
		$125,000	$0	$0	75,000

Kathleen Kennedy (5)	2005	$128,154	$10,000	$0	500,000
Vice President

(1)	Messrs. Sokolow and Mahoney respectively earned $145,000 and 130,000 in 2005, $180,000 and $175,000 in 2004, and $0 in 2003 of annual incentive compensation based on our performance during the respective years. These amounts are reflected in the corresponding table as bonuses.

(2)	Messrs. Sokolow and Mahoney each received a car allowance of $18,900 during 2003.

(3)	Options that were issued in prior years were cancelled in 2002. During 2003, Messrs. Sokolow and Mahoney each were granted 734,802 options. In 2005, 500,000 of the options held by each of Mr. Sokolow and Mr. Mahoney expired.

(4)	Mrs. Reinken resigned effective July 21, 2006.

(5)	Mrs. Kennedy resigned effective February 24, 2006.
The following table contains information concerning options granted to the Named Executive Officers during the fiscal year ended December 31, 2005. No options were exercised during 2005.
Option/SAR Grants in Last Fiscal Year
Individual Grants

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to Employees	Exercise Price
Named Executive Officer	Options Granted	in Fiscal Year	($/share)	Expiration Date
Leonard J. Sokolow	1,500,000	15.1%	$0.155	12/29/2010
Timothy E. Mahoney	1,500,000	15.1%	$0.155	12/29/2010
Sheila C. Reinken	750,000	7.5%	$0.245	01/14/2010
Sheila C. Reinken	500,000	5.0%	$0.155	12/29/2010
Richard Campanella	600,000	6.0%	$0.170	06/30/2010
Kathleen Kennedy	500,000	5.0%	$0.280	01/19/2010
Fiscal Year-End Option Table
The following table provides information on the total number of exercisable and unexercisable stock options held at December 31, 2005 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2005.
Fiscal Year-End Option/SAR Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End (#)		at Fiscal Year-End(1) ($)
Named Executive Officer	Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard J. Sokolow	234,802	1,500,000	$—	$—
Timothy E. Mahoney	234,802	1,500,000	—	—
Sheila C. Reinken	93,750	1,156,250	—	—
Richard Campanella	100,000	600,000	—	—
Kathleen Kennedy	—	500,000	—	—

(1)	Based on the difference between the option’s exercise price and a closing price of $0.17 for the underlying Common Stock on December 30, 2005 (our last business day of fiscal year 2005) as reported by the National Quotation Bureau.

Director Compensation
Directors do not receive any compensation for serving on our Board of Directors.
Employment Agreements
On January 1, 2006, we entered into new agreements (“Primary Employment Agreements”) to amend and restate certain employment agreements dated November 8, 1999 with each of Leonard J. Sokolow, our Chief Executive Officer and President, and Timothy E. Mahoney, our Chief Operating Officer and Chairman, as amended on January 5, 2001, July 2, 2001, January 7, 2002 and November 16, 2004. Under the terms of the Primary Employment Agreements, (i) Leonard J. Sokolow will receive an initial base salary of $343,511 per annum that will increase 5% per annum beginning January 1, 2007 and each year thereafter and (ii) Timothy E. Mahoney will receive an initial base salary of $283,394 per annum that will increase 5% per annum beginning on January 1, 2007. Our Board will review the base salary at least annually and may increase (but not decreased) the base salary from time to time. Further, each individual will receive discretionary bonuses, interim cash bonuses and/or other bonuses when and in such amounts as may be determined by our Board of Directors based on each individuals performance, our performance and/or other factors; provided that the Board shall meet at least annually to review employees’ bonus entitlements. Finally, each individual will receive incentive compensation which will be paid quarterly no later than the 45th day following the end of the quarter primarily based on our performance and out respective subsidiaries. The Primary Employment Agreements have terms of three years and automatically extend for one year on each anniversary date thereafter unless we have provided a non-renewal notice thirty (30) days prior to an anniversary date as directed by a majority vote of our Board of Directors. The Primary Employment Agreements also contain provisions related to change of control.
Under the terms of an employment agreement with Alan B. Levin, our Interim Chief Financial Officer and Controller, Mr. Levin is entitled to an annual base salary of $135,000, plus certain incentive bonuses. No later than six months from July 24, 2006, if we convert Mr. Levin’s status from Interim Chief Financial Officer to Chief Financial Officer, then Mr. Levin’s annual base salary will increase to $165,000. In addition, we granted Mr. Levin five-year options to purchase 500,000 shares of Common Stock at an exercise price of $0.20 per share, of which 125,000 options vest on July 24, 2007 and 125,000 options vest each subsequent anniversary thereafter provided that Mr. Levin remains employed by us on the applicable vesting date. Mr. Levin’s employment is terminable at will. Upon a change of control in the Company, Mr. Levin’s options would vest immediately.

Stock Performance Graph
The following graph compares the changes over the last five years in the value of $100 invested in (i) Common Stock, (ii) the Russell 2000 and (iii) DJ Select Microcap indices. The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends.
Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	vFinance, Inc.	Russell 2000	DJ Select Microcap
2001	100.00	100.00	100.00
2002	15.78	79.44	97.40
2003	33.33	113.96	150.04
2004	43.85	133.38	178.10
2005	29.82	137.81	191.92

Related Party Transactions
Except as set forth in this proxy statement, there were no related party transactions during the last two years. See “Election of Directors — Executive Compensation” and “Election of Directors — Employment Agreements.”
Security Ownership Of Principal Stockholders And Management
The table below provides information regarding the beneficial ownership of the Common Stock as of October 20, 2006. The table reflects ownership by: (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them. Except as otherwise indicated, each stockholder’s percentage ownership of our Common Stock in the following table is based on 55,328,060 shares of Common Stock outstanding.

	Shares of Common Stock
Name of Beneficial Owner	Beneficially Owned (1)	Percent of Class
Leonard J. Sokolow (2)	6,617,812	11.7%
Timothy E. Mahoney (3)	6,617,811	11.7%
Highlands Group Holdings, Inc. (4)	2,175,000	3.9%
Alan B. Levin (5)	40,000	*
Richard Campanella (6)	100,000	*
Sterling Financial Group of Companies, Inc. (7)	13,000,000	23.5%
Oxir Investment Ltd. (8)	2,810,000	5.1%
All directors and executive officers as a group (4 persons)	13.375,623	23.3%

*	Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of October 20, 2006, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 55,328,060 shares of Common Stock outstanding as of October 20, 2006.

(2)	Includes 5,883,010 shares of common stock issued in the names of Mr. Sokolow and his wife, and 734,802 shares of common stock issuable upon exercise of options at a price of $0.21 per share, which options are exercisable within 60 days of October 20, 2006.

(3)	Includes 2,175,000 shares of common stock issued in the name of Highlands Group Holdings, Inc., 3,208,009 shares of common stock issued in the name of Mr. Mahoney, and 734,802 shares of common stock issuable upon exercise of options at a price of $0.21 per share, which options are exercisable within 60 days of October 20, 2006.

(4)	Highlands Group Holdings, Inc., whose address is 68 Cayman Place, Palm Beach Gardens, Florida 33418, is wholly owned by Mr. Mahoney, our Chairman and Chief Operating Officer. Mr. Mahoney, as the owner of Highlands Group Holdings, Inc., is deemed to beneficially own the 2,175,000 shares held by Highlands Group Holdings, Inc.

(5)	Includes 40,000 shares of common stock issuable upon exercise of options at a price of $0.18 per share, which options are exercisable within 60 days of October 20, 2006.

(6)	Includes 100,000 shares of common stock issuable upon exercise of options at a price of $0.18 per share, which options are exercisable within 60 days of October 20, 2006.

(7)	Based solely on information contained in a Schedule 13D filed with the SEC on May 22, 2006, Sterling Financial Group of Companies, Inc.’s business address is 1200 North Federal Highway, Suite 401, Boca Raton, Florida 33432.

(8)	Based solely on information contained in a Schedule 13D filed with the SEC on July 13, 2006, Oxir Investment Ltd.’s business address is The Studio, St. Nicholas Close, Elstree Herts, United Kingdom WD6 3EW. Vassili Oxenuk, as sole officer and director and sole shareholder of Oxir Investment Ltd., has the power to vote and to dispose of all of the 2,810,000 shares held by Oxir Investment Ltd., and is deemed to have shared voting power and shared dispositive power with respect to such shares
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2005, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:
•	all compensation plans previously approved by our security holders; and

•	all compensation plans not previously approved by our security holders.

Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be issued upon exercise of	Exercise Price	Under Equity Compensation Plans
	outstanding options,	Outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders (1)	22,274,428	0.53	—
Total	22,274,428	$0.53	—

(1)	Includes options and warrants granted pursuant to individual compensation arrangements.

PROPOSAL 2
AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
General
Our Certificate of Incorporation, as amended, currently provides for 75,000,000 shares of authorized Common Stock. In October 2006, our Board of Directors adopted a resolution to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000, subject to stockholder approval of the amendment. No changes will be made to the number of authorized shares of our preferred stock.
The proposed amendment to the Certificate of Incorporation will be effected by deleting Article IV in its entirety and in lieu thereof inserting a new Article IV to reflect the increased number of authorized shares of Common Stock to read in full as follows:
The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Two Million Five Hundred Thousand (102,500,000) shares consisting of the following:
(A) Common Stock. The common stock of the Corporations shall consist of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share. The holders of the Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation, and
(B) Preferred Stock. There may be authorized up to Two Million Five Hundred Thousand (2,500,000) shares of preferred stock, par value of $.01 per share, which may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.
Purpose of Charter Amendment
As of October 20, 2006, we had 55,328,060 shares of Common Stock outstanding. In addition, as of such date, 7,074,589 shares were reserved for issuance upon exercise of presently outstanding warrants and 13,115,002 shares were reserved for issuance upon exercise of presently outstanding options. Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have an insufficient number of shares to satisfy the full exercise of all outstanding warrants and options and no shares remaining available for other purposes.
The proposed increase in the number of shares available for issuance under the Certificate of Incorporation is intended to provide our Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as our Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with (1) capital raising transactions through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures and (2) strategic partnering or acquisition transactions involving the issuance of our securities. We have no present plans, arrangements or understandings to issue additional shares.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares of Common Stock could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. The holders of outstanding shares of Common Stock do not have preemptive rights to purchase additional shares.
The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of the amendment to our Certificate of Incorporation.

PROPOSAL 3
RATIFICATION OF INDEPENDENT AUDITORS
Our Board of Directors appointed Sherb & Co., LLP, independent certified public accountants, as auditors of our financial statements for the year ending December 31, 2006, subject to the ratification of such appointment by stockholders at the Annual Meeting.
A representative of Sherb & Co., LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of Sherb & Co., LLP as our independent auditors for the year ending December 31, 2006.

	December 31,
	2005	2004
Audit fees	$107,985	$101,000
Audit related fees	—	—
Tax fees	27,500	10,000
Other fees	—	—

Total	$135,485	$111,000

Audit Fees
During the years ended December 31, 2005 and 2004, the aggregate fees billed by Sherb & Co., LLP, our principal accountants in 2005 and 2004, for the audit of our financial statements for each of those years and the review of our financial statements included in our Quarterly Reports on Form 10-QSB during those fiscal years were $107,985 and $101,000, respectively.
Audit Related Fees
During the years ended December 31, 2005 and 2004, our principal accountants, Sherb & Co., LLP, did not provide any assurance or related services.
Tax Fees
During the years ended December 31, 2005 and 2004, our principal accountants, Sherb & Co., LLP, billed us $27,500 and $10,000 for tax compliance, tax advice and tax planning.
Other Fees
During the years ended December 31, 2005 and 2004, our principal accountants, Sherb & Co., LLP, did not provide any services or products other than as reported above.

Pre-Approval Policies and Procedures
Our Board of Directors has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. Our Board of Directors must approve the permitted service before the independent auditor is engaged to perform it.
Our Board of Directors approved all of the services described above in accordance with its pre-approval policies and procedures.
OTHER MATTERS
Deadline for Stockholder Proposals
Stockholder proposals intended to be presented under Rule 14a-8 of the Exchange Act for inclusion in our proxy statement and accompanying proxy for our 2007 Annual Meeting of Stockholders, including nomination of an individual for election as a director at the 2007 Annual Meeting of Stockholders, must be received at our principal executive offices in Boca Raton, Florida, on or before July 13, 2007 and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2007 Annual Meeting, but has not sought the inclusion of such proposal in our proxy materials, the proposal must be received by us on or before September 26, 2007, or our management proxies for the 2007 Annual Meeting will be entitled to use their discretionary voting authority if the proposal is then raised at the meeting, without any discussion of the matter in our proxy materials. For a description of some of the requirements for suggesting an individual for consideration by the Board of Directors for election as a director, see “Election of Directors — Corporate Governance.”
Proposals and other notices should be sent to:
vFinance, Inc.
Attn. Corporate Secretary
3010 North Military Trail, Suite 300
Boca Raton, Florida 33431
The use of certified mail, return receipt requested, is suggested.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at our executive offices.
Financial Statements and Exhibits to Form 10-KSB
Our financial statements are contained in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2005 that was filed with the SEC on March 31, 2006, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered a part of this soliciting material.
The Form 10-KSB included with this proxy statement does not include copies of the exhibits to that filing. We will furnish any such exhibits upon payment of a reasonable fee by request sent to us, c/o Corporate Secretary, vFinance, Inc., 3010 North Military Trail, Suite 300, Boca Raton, Florida 33431.

Other Matters
Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We have engaged the firm of Innisfree, Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay Innisfree, Inc. a fee of up to $10,000, plus expenses for these services. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.
By order of the Board of Directors,

Richard Campanella
Secretary

ANNEX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VFINANCE, INC.
     vFinance, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1. The name of the corporation is vFinance, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 12, 1992 (the “Original Certificate of Incorporation”).
2. This Amended and Restated Certificate of Incorporation (“Restated Certificate of Incorporation”) amends, restates and integrates the provisions of the Original Certificate of Incorporation and was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law and, in accordance with Section 242 of the Delaware General Corporation Law, has been approved by the stockholders of the Corporation at a meeting of the stockholders held in accordance with Section 211 of the Delaware General Corporation Law.
3. The text of the Original Certificate of Incorporation of the Corporation is hereby amended, restated and integrated to read in its entirety as follows:
I.
     The name of the corporation is: vFinance, Inc. (hereinafter the “Corporation”).
II.
     The Corporation shall have perpetual duration.
III.
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
IV.
     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Two Million Five Hundred Thousand (102,500,000) shares consisting of the following:
     (A) Common Stock. The common stock of the Corporation shall consist of One Hundred Million (100,000,000) shares of common stock, par value $.01 per share (“Common Stock”). The holders of the Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation, and
     (B) Preferred Stock. There may be authorized up to Two Million Five Hundred Thousand (2,500,000) shares of preferred stock, par value of $.01 per share (“Preferred Stock”), which may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

V.
     The Board of Directors of the Corporation is hereby expressly authorized to make, amend, repeal or otherwise alter the by-laws of the Corporation, except that so long as any Preferred Stock is outstanding, the Article of the By-laws entitled “Amendments” may not be amended, repealed, or otherwise altered without the approval or consent of the holders of at least (i) a majority of the outstanding shares of the Common Stock of the Corporation, voting as a separate class, and (ii) a majority of the outstanding shares of the Preferred Stock of the Corporation, voting as a separate class.
VI.
     The directors of the Corporation shall not be required to be elected by written ballots.
VII.
     To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.
VIII.
     The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.
* * *

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the Chief Executive Officer and President this ___ day of ___ 2006.

_________________________________ Name: Leonard J. Sokolow Title: Chief Executive Officer and President

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VFINANCE, INC.
3010 North Military Trail, Suite 300
Boca Raton, Florida 33431
ANNUAL MEETING OF STOCKHOLDERS — November 28, 2006
The undersigned hereby appoints Leonard J. Sokolow, a director and the Chief Executive Officer and President of vFinance, Inc., and Timothy E. Mahoney, Chairman of the Board and Chief Operating Officer of vFinance, Inc., or either of them, as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of Common Stock of vFinance, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Standard Time, on November 28, 2006 at the Community Room, Lobby, 350 East Las Olas Boulevard, Fort Lauderdale, FL 33301, or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.
The Board of Directors recommends you vote ‘FOR’ the nominees listed on the reverse side of this proxy card for the Board of Directors and ‘FOR’ each of the other proposals set forth on the reverse side.
CONTINUED AND TO BE SIGNED ON REVERSE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY — (Continued from reverse side)

1. Election of directors: (Instruction: To withhold authority to vote for any individual nominee, strike such nominee’s name from the list below.)	FOR all nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐
NOMINEES:
Leonard J. Sokolow
Timothy E. Mahoney

2. Ratification of selection of Sherb & Co. LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.	FOR ratification of Sherb & Co. LLP ☐	WITHHOLD AUTHORITY to vote ☐	ABSTAIN ☐

3. Amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000	FOR amendment to our Certificate of Incorporation ☐	WITHHOLD AUTHORITY to vote ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature                                                              Signature if held jointly                                                              Dated:
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.